Exhibit 10.4

L. and S. Light and Strong Ltd. Co. No. 51-4030741

(“The Company”)

Capital Gains Benefits Plan for the Company – for Employees and Officers,

Consultants and Service Providers

The Plan is intended to allocate non-negotiable Company options, which may be exercised as ordinary shares of the Company with no nominal value, for employees and officers, consultants and service providers of the Company and/or companies of the Company’s Group, in accordance with the conditions of section 102 of the Income Tax Ordinance [New Version] 1961 in the capital gains track, all in accordance with the conditions specified herein below in this Plan.

1.	Introduction and Definitions

1.1	Every expression in this Plan stated in the singular shall apply as well in the plural and vice versa. Every expression that relates to one gender shall apply as well to the other gender, except if a different interpretation arises from the contents of matters.

1.2	The terms specified herein below shall have the meaning in this Plan specified alongside them, unless the written contents require otherwise:

“Option”	Option, non-negotiable, which may be exercised as ordinary shares of the Company, all in accordance with and subject to the provisions of this Plan;

“Option 3(i)”	Option, the exercise whereof shall be taxed according to section 3(i) of the Income Tax Ordinance, which was allocated to whoever is not an entitled participant;

“Controlling Shareholders In the Company”	As defined in section 32(9) of the Ordinance;

“Options Agreement”	As defined in section 5.1 of the Plan;

“The Ordinance” Or “The Income Tax Ordinance”	The Income Tax Ordinance [New Version] 1961 and all rules and/or regulations and/or orders and/or any other provisions that were issued and/or shall be issued by virtue thereof and all amendments thereto, and, in particular, the Rules (as defined herein below) insofar as these shall be enacted;

“Section 102”	The provisions of section 102 of the Income Tax Ordinance, insofar as it shall be amended from time to time, including all regulations and/or rules and/or orders that were enacted or determined pursuant to Section 102;

“Rules of Section 102 Or “the Rules”	The Income Tax Rules (Tax Relief for Issuance of Shares to Employees) 5763-2003;

“Business Day”	A day on which most banks in Israel are operating;

“Share” or “Ordinary Share”	An ordinary share of the Company with no nominal value;

“Shares upon Exercise”	As these are defined in section 11.1 herein below;

“Offeree”	The persons entitled to participate in the Plan and to receive options, including employees, directors and consultants of the Company and of any company of the Company’s Group, or any other person who was granted options in accordance with the provisions of this Plan;

“Cause”	Each of the following: (a) Conviction of an offense of moral turpitude or such that affects the Company and/or related companies; (b) The refusal of an Offeree to fulfill a reasonable instruction of his superiors, including the Board of Directors, the CEO, and the direct manager of the Offeree, in connection with Company business and/or the business of related companies, which could have been performed in accordance with the law; (c) Misappropriation of Company funds and/or funds of related companies; (d) The breach of a duty of trust vis-à-vis the Company or vis-à-vis related companies, including the disclosure of confidential information pertaining to the Company and/or related companies; (e) Any act or omission (except for conduct in good faith) which, in the opinion of the Board of Directors, significantly damages the Company and/or related companies; (f) Circumstances that do not grant the Offeree the right to receive severance pay, in accordance with the contents of any law;

“Transaction”	Each one of the following: (1) Merger, acquisition, reorganization of the Company with or into another company, where the Company is not the surviving company; (2) The sale of all or a considerable part of the assets or shares of the Company; (3) Issuing Company shares to the public on the stock exchange (as this term is defined in the Companies Law, 5759-1999);

“The Company”	L. and S. Light and Strong Co. Ltd. and all successors thereof;

“The Company’s Group” or “Related Companies”	The Company, the controlling shareholders in the Company, and the companies under the control of the Company and/or the controlling shareholders in the Company, directly and/or indirectly;

“Plan” or “Benefits Plan”	This Plan, as it may be amended from time to time.

2.	Framework of the Plan – Capital Gains Tax Track; Track 3(i)

2.1	This Plan shall be subject to, shall be interpreted according to and shall fulfill all requirements of section 102 of the Income Tax Ordinance and any written authorization by the Tax Authorities in Israel.

2.2	This Plan and the allocations in accordance therewith shall be subject to the provisions of section 102 and section 3(i) of the Ordinance – the capital gains tax track, as these shall be from time to time, and the rules by virtue thereof, and the Offerees are required to act in accordance with the Ordinance and the Rules.

2.3	Allocating options in accordance with this Plan shall be performed through a trustee, who shall be determined by the Company in accordance with its exclusive discretion (hereinafter: “the Trustee”) as the Trustee for each Offeree, or any other trustee who shall be selected by the Company. The conditions of the trust shall be as specified in the trust agreement to be signed by the Company and the Trustee (hereinafter: “the Trust Agreement”), which shall be attached as an appendix to this Plan and to the Options Agreement.

2.4	In order for the Offeree to pay the tax rates determined for the capital gains tax track, the Offeree may not transfer and/or sell the shares issued upon exercise from the Trustee until the conclusion of 24 months from the date of the options allocation to the Trustee for the Offeree or any other period, which shall be authorized by the Tax Authorities in Israel (hereinafter: “the Holding Period”).

2.5	In the case of the distribution of bonus shares and/or shares issued upon exercise (hereinafter: “the Additional Rights”), all the Additional Rights shall be allocated to the Trustee in favor of the Offerees and shall be held by the Trustee until the termination of the Holding Period of the options, in respect whereof the rights were allocated and the conditions of the Capital Gains Tax Track shall apply to these Additional Rights.

2.6	In the event that an Offeree shall transfer and/or sell the shares issued upon exercise from the Trustee, prior to the conclusion of the Holding Period (hereinafter: “the Breach”), the Offeree shall pay all taxes required to be paid due to the performance of the Breach, in accordance with the provisions of section 7 of the Rules, and shall indemnify the Company with respect to any expense that the Company incurs due to the Breach, as aforesaid, including payment of the Employer’s share to the National Insurance Institute.

2.7	For the avoidance of doubt, the provisions of section 102 of the Ordinance come to add to any other provision determined in the Plan and nothing in the provisions of section 102 of the Ordinance may derogate from the provisions of this Plan, including herein, provisions with regard to the vesting of entitlement period, as defined in section 6 herein below and/or any other provision, which limits the possibility of the Offeree to exercise the options or transfer the shares from the Trustee.

2.8	It is hereby clarified that the Company may allocate options to other Offerees, by virtue of this Plan, who do not fulfill the rules of section 102 of the Ordinance (including consultants, etc.) and to foreign Offerees, and in such event, the provisions of the Plan shall apply mutatis mutandis and the provisions of section 3(i) of the Ordinance shall apply to the allocation to Israeli Offerees and/or any other relevant provision of law, and with regard to the allocation to foreign Offerees, the tax laws that apply to them shall apply.

3.	Quantity of Options to be Allocated Pursuant to the Plan

Subject to the contents herein below, the comprehensive quantity of options to be allocated pursuant to this Plan shall be determined by the Board of Directors of the Company from time to time and shall relate to non-negotiable options of the Company, which may be exercised as ordinary shares of the Company, in accordance with that which is specified herein below in this Plan. The number of shares which will ensue as the result of the exercise of the options shall be subject to the provision of Notice of Exercise and to adjustments, as specified in sections 7 and 12 herein below, and it shall not depart from 2,744,201 ordinary shares of the Company.

4.	Plan Management

The Company Board of Directors shall have full discretion to manage the Plan, to make decisions with regard to the Plan, to interpret it and make amendments to it, as it shall deem fit, including to delay or terminate the Plan, alter the price of exercising the options, all or in part, expedite the dates for vesting of entitlement of all or part of the options, and all subject to the provisions of law. The Company Board of Directors shall not be obligated to relate to all the Offerees equally.

5.	Allocation of Options

5.1	An option shall be allocated to an Offeree in accordance with the Plan by way of a written Options Agreement between the Company and the Offeree, with the text to be authorized by the Board of Directors (“the Option/s Agreement”). Each Option Agreement shall note, inter alia, the number of shares that will ensue from the exercise of the option, the dates on which entitlement has vested, the price of exercise, the date of expiration of the option, and other conditions as to be determined by the Board of Directors, subject to the provisions of the Plan and the terms thereof, as well as any special conditions, insofar as the Board of Directors shall determine such in relation to a specific Offeree. In the event of an individual arrangement in an Options Agreement that differs from the general arrangement in the Plan, the provisions of the Options Agreement shall apply with regard to the same Offeree and the same options subject of the Options Agreement.

5.2	Every options allocation, pursuant to the Plan, shall be performed solely subsequent to the fulfillment of all the conditions specified herein below:

a.	Not before the conclusion of 30 days from the date on which the application for authorization of the Plan was submitted to the Tax Authorities in Israel, in accordance with the provisions of section 102 of the Ordinance (to the Offerees, according to section 102);

b.	Obtaining the requisite authorizations for allocation pursuant to the Plan from the competent organs of the Company, in accordance with the law.

5.3	The date of allocation of the options shall be the date on which the Company passed a resolution on the allocation of options through a Trustee for each Offeree, in accordance with section 102, or it allocated options in the name of an Offeree who does not receive options according to section 102, in accordance with the provisions of this Plan.

5.4	The options that shall be allocated through the Trustee on behalf of the Offerees pursuant to this Plan shall be allocated with no proceeds.

5.5	The price of exercise for each option to be allocated in accordance with this Plan, for each option that is convertible to a share upon exercise, shall be determined in the Options Agreement (hereinafter: “the Exercise Price”). The Exercise Price shall not be linked to the Index or to any rate whatsoever, unless it has been determined otherwise by the Company Board of Directors.

6.	Vesting of Entitlement Period

6.1	The entitlement of each Offeree to exercise the options that were allocated through the Trustee on his behalf, including any possibility of advancing or deferring this entitlement, shall vest on the dates specified in the Options Agreement (hereinafter: “the Vesting of Entitlement Dates”).

6.2	The Offeree’s entitlement to exercise the options on the Vesting of Entitlement Dates, as stated in the Options Agreement, is likely to be conditional on the continuation of the employment or term of office or provision of services of the Offeree in a company of the Company’s Group, and all in accordance with the provisions of section 13 herein below or the provisions of the Options Agreement.

7.	Exercise of the Options

7.1	Subject to the provisions of this Plan, an Offeree may exercise the options, all or in part, with respect to which the Date of Vesting of Entitlement has occurred, during the option period, as defined in section 8 herein below, by sending written notice of exercise, signed by the Offeree, to the registered office of the Company and to the Trustee (if this concerns options pursuant to section 102), which shall include, inter alia, the name of the Offeree, his Identity No., and the number of options the Offeree would like to exercise (hereinafter: “the Notice of Exercise”). Notice of Exercise shall be delivered to the Company solely on a business day.

7.2	Within 14 days of the receipt of Notice of Exercise by the Company, with the addition of the full price of exercise in cash (hereinafter: “the Date of Exercise”), the Company shall allocate the shares upon exercise.

7.3	Canceled

7.4	The Company shall conduct at its registered office a register of Offerees, in which the names of the Offerees in the Company, their addresses and the number of options registered in their names shall be recorded.

8.	Option Period

All options, which are allocated to an Offeree or to a Trustee on behalf of an Offeree, pursuant to this Plan, but which have not been exercised, shall expire and be canceled at 5 p.m., Israel time, on the conclusion of seven (7) years from the date of allocation thereof to the Offeree or to the Trustee on behalf of the same Offeree according to section 102 (hereinafter: “the Option Period”), unless these have expired prior thereto, in accordance with the provisions of section 10 herein below.

9.	Period of the Options Plan

9.1	This Plan shall remain in effect for a period of seven (7) years commencing on the date of authorization thereof by the Board of Directors, unless the Company Board of Directors shall decide to revoke it prior thereto. Options that are granted pursuant to this Plan shall remain in effect for a period of 7 years, unless the Board of Directors shall determine otherwise explicitly in the Allocation Agreement. An option that was not exercised within 7 years shall expire, and all rights of the participant with regard to the options shall be revoked.

9.2	Notwithstanding that which is stated in the Plan, the Board of Directors, at any time, may amend, suspend or cancel, retroactively or otherwise, the entire Plan or part thereof (including any amendment aimed to ensure that the Company complies with the provisions of law), provided that apart from the correction of technical copying errors, corrections that ensue from the requirements of law or as stated explicitly in the Plan, the rights of the participant with regard to the allocations that were granted thereto prior to the change, suspension or revocation shall not be infringed without the agreement of the participant thereto.

9.3	Notwithstanding that which is stated in the Plan, the Board of Directors may carry out the following actions: (a) Increase the number of shares that may issued according to the Plan; (b) Extend the Period of the Plan; (c) Significantly expand the group of those entitled to participate in the Plan; (d) Expand the type of options and/or benefits that are given within the framework of the Plan.

10.	Expiration of the Options

10.1	The options allocated pursuant to this Plan shall expire in each of the following instances:

a.	Options that have been exercised shall expire on the date of the allocation of the shares upon exercise with respect thereto;

b.	Options shall expire and shall not be given to exercise on the conclusion of the Option Period;

c.	If the entitlement of the Offeree to exercise the options according to section 13 herein below was revoked, or except if it is stated otherwise in the Options Agreement, the options shall expire and shall not grant the same Offeree any right.

10.2	If the Offeree’s entitlement to exercise an option was revoked in accordance with the provisions of section 13 herein below, the option shall return to the reserve of options held by the Trustee and the Company shall be permitted to grant the option again in future to Offerees, in accordance with the provisions of this Plan.

11.	Shares upon Exercise

11.1	The shares, which shall be derived as the result of the exercise of any options in accordance with this Plan (hereinafter: “the Shares upon Exercise”) shall be equal in the rights thereof to Company shares, for all intents and purposes, forthwith on the allocation thereof, and shall be entitled to any other dividend or benefit, for which the determining date to receive such occurs on the date of allocation thereof, as the result of exercise of the option or thereafter.

11.2	In the event that an Offeree shall be entitled to receive rights and/or bonus shares and/or any other benefit granted to an Offeree by virtue of the options and/or shares upon exercise (hereinafter: “the Rights”) and on the determining date for distributing the Rights the options and/or the shares upon exercise were held by the Trustee, the Rights shall be transferred to the Trustee, who shall deduct tax at source in accordance with the law, if and insofar as tax shall apply, and the provisions of section 2.5 above shall apply to any distribution and/or allocation, as aforesaid.

11.3	In the event that the Company shall distribute a cash dividend and on the determining date for the distribution of the dividend, the Trustee held shares upon exercise for any of the Offerees, the Company shall transfer to the Trustee the amounts of the dividend with respect to the shares upon exercise held by the Trustee, as aforesaid, for each Offeree and the Trustee shall deduct tax at source according to law, if and so insofar as necessary, and thereafter shall transfer the sums of the dividend (after tax deduction) to the Offeree.

12.	Adjustments

12.1	In the event that the issued share capital of the Company is altered by way of the distribution of bonus shares or splitting, exchange or merger of the Company’s share capital or any corporate capital event of a similar nature in essence, the Company shall implement, in accordance with a resolution of the Board of Directors and at its exclusive and absolute discretion, the required alterations or adjustments in relation to the number and class of shares upon exercise with regard to the options that have not yet been exercised by an Offeree and/or the price of exercise of each option. The comprehensive price of exercise of all the options shall not change as the result of the implementation of the required alterations and adjustments, as aforesaid.

12.2	On the occurrence of each of the events mentioned herein below, the right of an Offeree to exercise options by virtue of the Plan shall be subject to the adjustments specified herein below:

12.2.1	In the event of a transaction (as defined above) while there are options that have not yet been exercised by virtue of the Plan, the Company shall deliver notice to all option holders with respect to the transaction, and all option holders shall have ten (10) days to exercise the options that have not yet been exercised as shares, and the date of vesting of entitlement with respect thereto has occurred, in accordance with the exercise procedure determined in section 7 above. On the elapse of these ten days, all options that have not yet been exercised to shares by that date shall expire forthwith.

12.2.2	In the event of a transaction, unless stated otherwise in the Options Agreement, every option that was granted by virtue of the Plan, which has not been exercised as the date of vesting of entitlement with respect thereto has not occurred, shall be replaced or converted to share options in accordance with the number of shares by virtue of the Options Agreement that have not yet been exercised, or to any security of the purchasing Company (or the controlling company or subsidiary of the purchasing Company), which were distributed to shareholders of the Company against the shares pertaining to the transaction, as aforesaid, and the appropriate adjustments shall be implemented in the exercise price of a share, which shall reflect the event, as aforesaid, and all the remaining conditions of the Options Agreement shall remain in place, including the dates for vesting of entitlement, all as to be determined by the Board of Directors, whose resolution shall be exclusive and absolute. The Company shall notify the Offeree of the transaction in the manner and form that the Company deems fit at least seven (7) days prior to the date of completion of the transaction. On the date of completion of the transaction, options, for which the date of vesting of entitlement has arrived and the Company did not receive notice of exercise, shall expire.

12.2.3	Without derogating from the aforesaid and subject to the provisions of law and the provisions of the Options Agreement, the Board of Directors shall have the authority to determine in accordance with its exclusive and absolute discretion, on the occurrence of a transaction as specified in paragraph 12.2.1 above and the purchasing company (or the controlling company or subsidiary of the purchasing company) does not agree to convert or replace the options, the dates of vesting of entitlement shall be accelerated of all or some of the options, for which the date of entitlement has not yet occurred, and the Offeree shall be entitled to exercise these options into shares up to ten (10) days prior to the date of completion of the transaction.

12.2.4	For the purposes of paragraph 12.2.2 above, the option shall be deemed as replaced or converted if, as the result of the transaction, the option grants the right to purchase or to receive, with respect to each share subject to the option forthwith prior to the transaction, proceeds (whether shares, options, cash, securities or other assets), which shall be obtained in the transaction by the shareholder with respect to each share held on the date of completion of the transaction (and if the holders, as aforesaid, have been given a choice with respect to the proceeds, the kind of proceeds selected by the holders of the majority of the shares); provided that the proceeds, as aforesaid, which are received in the event of a transaction, are not solely ordinary shares (or the value equivalent thereto) of the purchasing company (or the controlling company or subsidiary thereof), the market value of which is equivalent to the share price that was received by the holders of the majority of shares in the transaction; and subject to the fact that the Board of Directors may determine, in accordance with the discretion thereof, that in the event, as aforesaid, of the replacement or converting of an option against an option of the purchasing company, an option, as aforesaid, shall be replaced by any other kind of asset, including cash, in a fair manner under the existing circumstances.

12.2.5	In the event that it is resolved to voluntarily liquidate the Company, while there are options that have not yet been exercised by virtue of the Plan, the Company shall deliver notice to all option holders with respect to having passed the resolution, as aforesaid, and each option holder shall have ten (10) days to exercise the options that have yet to be realized as shares and for which the date of vesting of entitlement has occurred, in accordance with the exercise procedure determined in section 7 above. On the elapse of these ten days, all options that have yet to be realized as shares by that same day shall expire forthwith, whether or not the date of vesting of entitlement with respect thereto has occurred.

12.3	The Board of Directors of the Company, in accordance with its exclusive discretion, may determine additional provisions concerning the performance of adjustments in the exercise price, pursuant to this Plan, in the Options Agreement with each Offeree.

13.	Completion of the Transaction or Term in Office

13.1	Apart from the exceptions listed in sub-section 13.3 herein below, in the event that prior to the conclusion of the vesting period of entitlement:

a.	Employer-employee relations between an Offeree and the Company wherein he is employed terminated for any reason whatsoever or the service agreement between an Offeree and the Company terminated for any reason whatsoever; or

b.	An Offeree who serves as a director in the Company shall cease to serve as director in the Company and/or to provide services thereto for any reason whatsoever;

Notice with respect to termination of employment or engagement or term in office, as aforesaid, shall be deemed as termination of employment or engagement or term in office and the date of provision of notice, as aforesaid, shall be called hereinafter “the Date of Termination.”

Then, if it has not been determined otherwise in the Options Agreement, on the Date of Termination the entitlement of an Offeree to the options shall expire, if entitlement to receive the options has not yet vested by the same date.

13.2	Without derogating from the aforesaid in section 13.1 above, and in the event that it has not been determined otherwise in the Options Agreement of the Offeree, the Offeree may exercise the options on a date later than the Date of Termination during the course of an additional period subsequent to the Date of Termination, however, only in relation to options for which the date of entitlement has vested on the Date of Termination, in accordance with the Vesting of Entitlement Dates of the options, and all in the cases specified herein below:

(1)	In the event of termination of relations without “cause,” the Offeree shall have the right to exercise the options, which he was entitled to exercise by virtue of the Options Agreement, in accordance with the Vesting of Entitlement Date, and provided that these have not yet expired, for a period of ninety (90) days following termination of relations.

(2)	In the event of termination of relations due to death or disability of the Offeree, the Offeree or the lawful heirs thereof shall have a right to exercise the options, which the Offeree was entitled to exercise by virtue of the Options Agreement, in accordance with the Vesting of Entitlement Dates of the options, and provided that these have not yet expired, for a period of twelve (12) months from the date of termination of relations.

(3)	The Board of Directors authorized, at a time that preceded the date of termination of relations, an extension of the conditions of the Vesting of Entitlement Dates of the options that have not yet been exercised beyond the date of termination of relations for a period that shall not exceed the original period determined for the exercise of the options.

For the avoidance of doubt, in the event that the termination of relations was due to “cause,” or in the event that an Offeree, who serves as a director in the Company, shall cease to serve as a director in a company of the Company’s Group, at the initiative of the company in the Company’s Group under circumstances in which restrictions shall apply to the tenure of the director, in accordance with that which is stated in any law, as specified in sections 226 (a) and 227 of the Companies Law, 5759-1999, then the options shall expire for all intents and purposes (whether or not the Offeree, at the time of terminating relations, was entitled to exercise part of the options) and the Offeree shall have no right in connection with the options.

13.3	Notwithstanding the contents of sub-section 13.1 above, in the event of:

a.	Absolute loss of ability to work, as defined herein below, of the Offeree; or

b.	The death of the Offeree (Heaven forbid)

the Offeree, or the heirs thereof in the event of his death, is/are entitled to exercise the full number of options allocated to the Trustee on behalf of the Offeree forthwith on the occurrence of an incident, as aforesaid in sub-section (a) or (b) above, with no connection to the termination or non-termination of the vesting period of entitlement, which applies to the Offeree, subject to the provisions of section 102 of the Ordinance with respect to the capital gains tax track and the Rules, the vesting period of entitlement, as aforesaid in section 7 above, and the remaining provisions of this Plan.

On the matter of this sub-section 13.3, “the absolute loss of the ability to work” shall be considered as a stable physical state and/or mental state, which extends for at least six (6) months, caused as the result of illness or accident and which prevents any activity of the Offeree professionally and/or in an occupation that corresponds with the prior level of his education, experience and skills, as to be determined in accordance with the absolute and final discretion of the Company Board of Directors.

13.4	In the event that the Offeree moved to work in another company of the Company’s Group, on this matter, the period of employment of the Offeree in the other company, as aforesaid, shall be deemed as the period of employment in the company in which he was employed at the time of this Plan, all subject to obtaining suitable authorizations from the Tax Authorities, if and insofar as such will be required.

13.5	On the matter of this sub-section 13.3, retirement in accordance with the provisions of law or agreement shall not be considered as the cessation of employer-employee relations, subject to obtaining suitable authorizations from the Tax Authorities, if and insofar as such will be required.

14.	Taxes and Expenditures

14.1	This Plan shall be subject to, shall be interpreted according to and shall fulfill all the requirements of section 102 of the Ordinance and any written authorization from the Tax Authorities in Israel. All tax consequences in accordance with the law, which shall ensue as the result of the options allocation and/or the designation thereof and/or the exercise thereof and/or the possession thereof and/or the sale of the shares upon exercise (or any other security that is issued in accordance with the Plan), by or on behalf of the Offeree, shall be paid by the Offeree. The Offeree shall indemnify the Company and any company of the Company’s Group and/or the Trustee and shall discharge them of any liability for any payment of tax and/or a fine and/or interest and/or linkage, as aforesaid.

14.2	At any time that payment is required from the Offeree and/or from a company of the Company’s Group and/or from the Trustee by way of deduction of tax at source in regard to options that were allocated to the Trustee on behalf of the Offeree and/or the shares upon exercise, the company from the Company’s Group, as aforesaid, and/or the Trustee, as the case may be, may demand from the Offeree an amount that is sufficient to cover any demand for tax deduction at source, as aforesaid. In any event in which shares or any other asset that is not money is transferred as the result of the exercise of options, as aforesaid, to a company of the Company’s Group and/or the Trustee, there will be a right to demand that the Offeree transfer a sum of money that is sufficient to fulfill any demand for tax deduction at source, and if this sum shall not be transferred on time, the company of the Company’s Group and/or the Trustee shall have the right to hold or to offset (subject to any law) the shares or any other asset, as aforesaid, until the said payment is transmitted by the Offeree.

14.3	Prior to payment of the tax that applies, as aforesaid in section 7 of the Rules, the options or shares upon exercise shall not be transferable, or assignable, and may not be pledged, or may not have a lien or other encumbrance imposed thereon voluntarily, and no Power of Attorney or statement of transfer shall be given with regard thereto, whether the effect thereof is immediate or due on a future date, except for a transfer by virtue of a Will or inheritance according to law. If the options or shares upon exercise by virtue of a Will or inheritance according to law, as aforesaid, have been transferred, then the provisions of section 102 of the Ordinance and the provisions of the Rules shall apply to the heirs or transferees of the Offeree.

14.4	Costs, which shall be incurred with regard to the management and implementation of this Plan, if and insofar as such occur, shall be paid by the Company.

15.	Limiting Transferability of the Options and/or Shares upon Exercise

15.1	The options or rights of the Offeree with regard to all that is related to the options, whether or not payment has been made with respect thereto, shall not be transferable, assignable, and may not have a guarantee imposed thereon, and no right with respect thereto shall be given to a third party, except as explicitly stated in accordance with the Plan, and throughout the life of the Offeree, all rights of the Offeree to purchase shares by virtue of the Plan shall be exercisable solely by the Offeree.

Any action, as aforesaid, whether made directly or indirectly, whether its lawful effect shall be immediate or in future, shall be void.

15.2	As long as the shares upon exercise are held by the Trustee for the benefit of the Offeree, then all rights of the Offeree shall be personal and non-transferable, not assignable, and may not have a pledge, lien or encumbrance imposed thereon, except for a transfer by virtue of a Will or the laws of inheritance.

16.	No Obligation for Continuation of Employment / Receipt of Services

Any provision that appears in this Plan and/or in the Options Agreement shall not be interpreted as an undertaking and/or agreement on the part of the Company and/or a company of the Company’s Group to continue to employ the Offeree or to receive services therefrom, and no provision of the Agreement and/or the Plan shall be interpreted as granting the Offeree any right to continue to be employed by the Company and/or a company of the Company’s Group or to provide services to any of them, or as limiting the right of the Company and/or a company of the Company’s Group to terminate the employment of any Offeree or the contractual engagement with any Offeree at any time. In addition, the options and/or shares upon exercise shall not be taken into account when calculating any social benefits owing to the Offeree by virtue of his employment with the Company.

17.	Absence of Any Other Rights to Options

Subject to the provisions of the Plan, no person except for the Offeree shall have any rights to options that were allocated to the Trustee on behalf of the Offeree, in accordance with the Plan.

18.	Preservation of Registered Share Capital

The Company undertakes to preserve at all times the quantity of shares in its share capital for the exercise of the options to be allocated in accordance with this Plan.

19.	Applicable Law and Jurisdiction

This Plan and all supplementary documents thereto that were delivered or signed by the Company and/or a company of the Company’s Group in connection with this Plan shall be interpreted and shall be subject to the laws of the State of Israel. Jurisdiction with regard to all that is connected to this Plan and all supplementary documents thereto, as aforesaid, shall be delivered solely to the competent courts in Tel Aviv-Jaffa.

20.	Non-exclusivity of the Plan

The adoption of this Plan by the Board of Directors shall not be construed as amending, altering, revoking and/or replacing any prior authorized incentive arrangement (insofar as there is such), or as limiting the authority of the Board of Directors to adopt other arrangements for granting incentives to Offerees, including, and without derogating from the aforesaid, granting options not by virtue of the Plan, and the same arrangements may apply in general or in certain instances.

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